Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Valeant Pharmaceuticals International hereby certifies, to the best of such officer’s knowledge, that:

1. The Registrant’s quarterly report on Form 10-Q/A for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

/s/  J. Michael Pearson
J. Michael Pearson
Chairman and Chief Executive Officer

Date: April 14, 2008

/s/  Peter J. Blott
Peter J. Blott
Executive Vice President and Chief Financial Officer

Date: April 14, 2008

A signed original of this written statement required by Section 906 has been provided to Valeant Pharmaceuticals International and will be furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the quarterly report on Form 10-Q/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not deemed to be incorporated by reference into any filing of Valeant Pharmaceuticals International under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the quarterly report on Form 10-Q/A), irrespective of any general incorporation language contained in such filing.